                            SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         Brooklyn Federal Bancorp, Inc.
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


              ----------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         -----------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:


2) Form, Schedule or Registration Statement No.:


3) Filing Party:


4) Date Filed:

                   [BROOKLYN FEDERAL BANCORP, INC. LETTERHEAD]




January 12, 2007


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Brooklyn Federal Bancorp, Inc. (the "Company"). The Company is the holding company of Brooklyn Federal Savings Bank, and our common stock is traded on the NASDAQ Global Market under the symbol "BFSB." The Annual Meeting will be held at Brooklyn Federal Savings Bank's main office, located at 81 Court Street, Brooklyn, New York, at 4:00 p.m., New York time, on Tuesday, February 20, 2007.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that stockholders may have.

The Annual Meeting is being held so that stockholders may consider the election of two directors and the ratification of the appointment of Beard Miller Company LLP as the Company's independent registered public accounting firm for fiscal year 2007. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you elect the two recommended nominees as directors and vote "FOR" the appointment of Beard Miller Company LLP.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,



/s/Angelo J. Di Lorenzo
President and Chief Executive Officer

                         BROOKLYN FEDERAL BANCORP, INC.
                                 81 COURT STREET
                            BROOKLYN, NEW YORK 11201
                                 (718) 855-8500

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On February 20, 2007

        Notice is hereby given that the Annual Meeting of Stockholders of Brooklyn Federal Bancorp, Inc. (the "Company") will be held at Brooklyn Federal Savings Bank's main office, located at 81 Court Street, Brooklyn, New York, on Tuesday, February 20, 2007 at 4:00 p.m., New York time.

        A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

        The Annual Meeting is for the purpose of considering and acting upon:

        1.      The election of two directors to the Board of Directors;

        2. The ratification of the appointment of Beard Miller Company LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2007; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

        Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on January 4, 2007, are the stockholders entitled to vote at the Annual Meeting, and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at 81 Court Street, Brooklyn, New York, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

        EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                           By Order of the Board of Directors



                                           /s/Sandra E. Weiss
                                           Secretary
January 12, 2007

--------------------------------------------------------------------------------
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                         BROOKLYN FEDERAL BANCORP, INC.
                                 81 COURT STREET
                            BROOKLYN, NEW YORK 11201
                                 (718) 855-8500


                         ANNUAL MEETING OF STOCKHOLDERS
                                February 20, 2007

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Brooklyn Federal Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at Brooklyn Federal Savings Bank's main office, located at 81 Court Street, Brooklyn, New York, on Tuesday, February 20, 2007, at 4:00 p.m., New York time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 12, 2007.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

        Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. WHERE NO INSTRUCTIONS ARE INDICATED, VALIDLY EXECUTED PROXIES WILL BE VOTED "FOR" THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE SHARES REPRESENTED BY SUCH PROXIES ON SUCH MATTERS IN SUCH MANNER AS SHALL BE DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS.

        A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to the Secretary of the Company at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING PROCEDURES AND METHODS OF COUNTING VOTES
--------------------------------------------------------------------------------

        Holders of record of the Company's common stock, par value $0.01 per share, as of the close of business on January 4, 2007 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 13,225,000 shares of common stock issued and outstanding, 9,257,500 of which were held by BFS Bancorp, MHC (the "Mutual Holding Company"), and 3,967,500 of which were held by stockholders other than the Mutual Holding Company ("Minority Stockholders"). The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. However, the presence by proxy of the Mutual Holding Company's shares will assure a quorum is present at the Annual Meeting.

        As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR the election of the two nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

        As to the ratification of Beard Miller Company LLP as the Company's independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the ratification. The ratification of this matter shall be determined by a majority of the shares present and voting, without regard to broker non-votes or proxies marked ABSTAIN.

        Management of the Company anticipates that the Mutual Holding Company, the majority stockholder of the Company, will vote all of its shares in favor of all the matters set forth above. If the Mutual Holding Company votes all of its shares in favor of the election of the two nominees proposed by the Board and in favor of the ratification of Beard Miller Company LLP as the Company's independent auditors, the approval of each such proposal would be assured.

        Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Board of Directors of the Company.

--------------------------------------------------------------------------------
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

        Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company's outstanding shares of common stock, and all directors and executive officers of the Company as a group.

                                          AMOUNT OF SHARES
                                          OWNED AND NATURE    PERCENT OF SHARES
       NAME AND ADDRESS OF                  OF BENEFICIAL      OF COMMON STOCK
        BENEFICIAL OWNERS                   OWNERSHIP (1)        OUTSTANDING
        -----------------                   -------------        -----------

PRINCIPAL STOCKHOLDERS:

BFS Bancorp, MHC                              9,257,500            70.00%
81 Court Street
Brooklyn, New York  11201

BFS Bancorp, MHC (2)                          9,333,664            70.58%
and all Directors and Executive
Officers as a group
(10 persons)
-----------------------------
(1) For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(2) The Company's executive officers and directors are also executive officers and directors of BFS Bancorp, MHC. Excluding shares held by BFS Bancorp, MHC, the Company's executive officers and directors owned an aggregate of 76,164 shares, or 0.58% of the outstanding shares.

--------------------------------------------------------------------------------
                        PROPOSAL 1--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

        The Company's Board of Directors consists of six members, and is divided into three classes, with one class of directors elected each year. Directors of the Company are generally elected to serve for a three-year period and until their respective successors have been elected and qualified. Two directors will be elected at the Annual Meeting, each to serve for a three-year period and until his or her successor has been elected and shall qualify. The Board of Directors has nominated John A. Loconsolo and Salvatore M. Salibello for election as directors at the Annual Meeting.

        The table below sets forth certain information as of January 4, 2007 regarding the composition of the Company's Board of Directors, including the terms of office of Board members, and information regarding the executive officers of the Company and of Brooklyn Federal Savings Bank, the Company's principal operating subsidiary. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

                                                                                             SHARES OF
                                                                                            COMMON STOCK
                                                                                            BENEFICIALLY
                                         POSITIONS           DIRECTOR     CURRENT TERM    OWNED ON RECORD    PERCENT OF
         NAME(1)           AGE(2)           HELD             SINCE(3)       TO EXPIRE         DATE(4)          CLASS
----------------------    -------     -----------------  ---------------  ------------    ---------------    ----------
                                                        NOMINEES
John A. Loconsolo            86           Director             1980           2007              20,722           *
Salvatore M. Salibello       61           Director             2006           2007                 100           *

                                                       DIRECTORS
Daniel O. Reich              74           Director             1986           2008               3,846           *
John C. Gallin               65           Director             1986           2008                 212           *
Angelo J. Di Lorenzo         65      President and Chief       1976           2009              12,497(5)        *
                                     Executive Officer,
                                          Director
Vincent E. Caccese           92           Director             1975           2009               2,500           *

All directors and                                                                               76,164(6)        *
executive
officers as a group
(10 persons)

-----------------------
*       Less than 1.0%
(1) The mailing address for each person listed is 81 Court Street, Brooklyn, New York 11201. Each of the persons listed is also a director of BFS Bancorp, MHC, which owns the majority of the Company's issued and outstanding shares of common stock.
(2)     As of September 30, 2006.
(3) Reflects initial appointment to the Board of Directors of the mutual predecessor to Brooklyn Federal Savings Bank.
(4) See definition of "beneficial ownership" in the table "Security Ownership of Certain Beneficial Owners."
(5) Includes 2,497 shares of common stock allocated to the account of the executive officer under Brooklyn Federal Savings Bank's ESOP. Under the terms of the ESOP, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.
(6) Includes 8,784 shares of common stock allocated to the accounts of executive officers under Brooklyn Federal Savings Bank's ESOP.


        The principal occupation during the past five years of each director, nominee for director and executive officer of the Company is set forth below. All such persons have held their present positions for five years unless otherwise stated.

        DIRECTORS

        ANGELO J. DI LORENZO. Mr. Di Lorenzo has been Chief Executive Officer and President of the Bank since 1972 and a director since 1976.

        VINCENT E. CACCESE. Mr. Caccese is a self-employed attorney at law.

        JOHN A. LOCONSOLO. Mr. Loconsolo is President of Locon Corp., a real estate holding company of New York City properties, President of Loconsolo, Properties, L.L.C., a real estate holding company of New Jersey properties and President of Jack Loconsolo & Co., a wholesale and retail paint, wallpaper and sundries distributor.

        JOHN C. GALLIN. Mr. Gallin is retired. He previously was President and the majority owner of John Gallin & Son, Inc., a building contractor.

        DANIEL O. REICH. Mr. Reich is Chief Executive Officer of Reich Paper, Inc., a manufacturer and importer of paper for graphic arts applications and marketing throughout North America.

        SALVATORE M. SALIBELLO. Mr. Salibello is a certified public accountant and a founding partner of Salibello & Broder, LLP, a certified public accounting firm with offices in New York, New York.

        EXECUTIVE OFFICERS WHO ARE NOT A DIRECTOR

        RICHARD A. KIELTY. Mr. Kielty has been employed at the Bank since 1970, most recently as Chief Financial Officer. Prior to that, he was Controller of the Bank.

        MARC LENO. Mr. Leno has been Chief Lending Officer at the Bank since 2001. Prior to that he was a commercial mortgage-lending officer at various local financial institutions.

        MARILYN ALBERICI. Ms. Alberici has been Loan Servicing Officer since
1981.

        RALPH WALTHER. Mr. Walther has been Vice President and Controller since 2005. Prior to that he was a Vice President and Investment Accounting Officer at New York Community Bank and Vice President and Controller at Richmond County Savings Bank.

OWNERSHIP REPORTS BY OFFICERS AND DIRECTORS

        The Company's common stock is registered with the SEC pursuant to
Section 12(b) of the Securities Exchange Act of 1934, as amended. The executive officers and directors of the Company and the Bank and beneficial owners of greater than 10% of the Company's common stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. The SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner of the Company's common stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company's review of ownership reports and confirmations by executive officers and directors, no director or executive officer failed to file ownership reports on a timely basis for the year ended September 30, 2006. The Company is not aware of any 10% beneficial owners of its common stock other than BFS Bancorp, MHC.

BOARD INDEPENDENCE

        The Board of Directors has determined that except for Mr. Di Lorenzo, each member of the Board is an "independent director" within the meaning of the NASDAQ corporate governance listing standards. Mr. Di Lorenzo is not considered independent because he is an executive officer of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        GENERAL. The business of the Company is conducted at regular and special meetings of the full Board and its standing committees. The standing committees include the Executive Committee, the Nominating Committee, the Audit Committee and Compensation Committee. During the year ended September 30, 2006, the Board of Directors held twelve regular meetings. No member of the Board or any committee thereof attended fewer than 75% of said meetings. Executive sessions of independent directors are held on a regularly scheduled basis.

        EXECUTIVE COMMITTEE. The Executive Committee consists of directors Vincent E. Caccese, John A. Loconsolo, Daniel O. Reich, John C. Gallin and Angelo J. Di Lorenzo. The Executive Committee is authorized to act with the same authority as the board of directors of the Company between meetings of the Board. The Executive Committee met one time during the year ended September 30, 2006.

        NOMINATING COMMITTEE. The Nominating Committee consists of directors Vincent E. Caccese (Chairman), Daniel O. Reich and John C. Gallin. Each member of the Nominating Committee is considered "independent" as defined in the NASDAQ corporate governance listing standards. The Nominating Committee met one time during the fiscal year ended September 30, 2006. The Board of Directors has adopted a written charter for the Nominating Committee which is available on the Company's website at WWW.BROOKLYNBANK.COM.

        The functions of the Nominating Committee include the following:

        o to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

        o to review and monitor compliance with the requirements for board independence;

        o to review the committee structure and make recommendations to the Board regarding committee membership;

        o to develop and recommend to the Board for its approval a set of corporate governance guidelines; and

        o to develop and recommend to the Board for its approval a self-evaluation process for the Board and its committees.

        The Nominating Committee intends to identify nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee may engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

        o has the highest personal and professional ethics and integrity and whose values are compatible with the Company's;

        o has had experiences and achievements that have given him or her the ability to exercise good business judgment;

        o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

        o is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

        o is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

        o has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

        Finally, the Nominating Committee will take into account whether a candidate satisfies the criteria for "independence" under the NASDAQ corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert.

        PROCEDURES FOR THE RECOMMENDATION BY STOCKHOLDERS OF DIRECTOR NOMINEES. The Nominating Committee has adopted procedures for the submission of recommendations for candidates by stockholders. If a determination is made that an additional candidate is needed for the Board, the Nominating Committee will consider recommended candidates submitted by the Company's stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 81 Court Street, Brooklyn, New York 11201. To be considered timely, the Corporate Secretary must receive a submission not less than 90 days prior to the date of the mailing date of the proxy statement relating to the preceding year's annual meeting. The submission must include the following information:

        o the name and address of the stockholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

        o the name, address and contact information for the candidate as well as a statement of the candidate's business and educational experience;

        o a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

        o detailed information about any relationship between the proposing stockholder and the Company; and

        o a written consent that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

        Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading "Stockholder Proposals."

        STOCKHOLDER COMMUNICATIONS WITH THE BOARD. A stockholder of the Company who wishes to communicate with the Board or with any individual director may write to the Corporate Secretary of the Company, 81 Court Street, Brooklyn, New York 11201, Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

        o forward the communication to the director or directors to whom it is addressed;

        o attempt to handle the inquiry directly, for example where it is a request for information about the Company or a stock-related matter; or

        o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

        At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

        THE AUDIT COMMITTEE. The Audit Committee consists of directors Salvatore
M. Salibello (Chairman), John A. Loconsolo, Daniel O. Reich and John C. Gallin. Each member of the Audit Committee is considered "independent" as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The Board of Directors has determined that director Salvatore M. Salibello qualifies as an "audit committee financial expert" as that term is defined by the rules and regulations of the SEC. The duties and responsibilities of the Audit Committee include, among other things:

        o retaining, overseeing and evaluating a firm of independent certified public auditors to audit the Company's annual financial statements;

        o in consultation with the independent auditors and the internal auditor, reviewing the integrity of the Company's financial reporting processes, both internal and external;

        o       approving the scope of the audit in advance;

        o reviewing the financial statements and the audit report with management and the independent auditors;

        o considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor's independence;

        o reviewing earnings and financial releases and quarterly reports filed with the SEC;

        o consulting with the internal audit company and reviewing management's administration of the system of internal accounting controls;

        o approving all engagements for audit and non-audit services by the independent auditors; and

        o       reviewing the adequacy of the audit committee charter.

        The Audit Committee met eight times during the fiscal year ended September 30, 2006. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has adopted a written charter for the Audit Committee which is available on the Company's website at WWW.BROOKLYNBANK.COM.

        AUDIT COMMITTEE REPORT. The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed "soliciting material," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

        The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

        As part of its ongoing activities, the Audit Committee has:

        o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended September 30, 2006;

        o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

        o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence. In addition, the Audit Committee approved the appointment of Beard Miller Company LLP as the Company's independent auditors for the fiscal year ending September 30, 2007, subject to the ratification of the appointment by the stockholders.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        This report has been provided by the Audit Committee:

                                            John A. Loconsolo
                                            Daniel O. Reich
                                            Salvatore M. Salibello
                                            John C. Gallin

        COMPENSATION COMMITTEE. The Compensation Committee consists of Directors Daniel O. Reich (Chairman), John A. Loconsolo, John C. Gallin and Salvatore M. Salibello. The Compensation Committee is authorized to establish the Company's compensation policies and review compensation matters. The Compensation Committee met six times during the fiscal year ended September 30, 2006.

        COMPENSATION COMMITTEE REPORT. The Compensation Committee is responsible for establishing and overseeing the compensation programs for the Company's and Brooklyn Federal Savings Bank's executive officers, annually reviewing and approving the compensation of the Chief Executive Officer and reviewing and approving the Chief Executive Officer's recommendations regarding the compensation of the other executive officers. The Compensation Committee is composed entirely of independent directors. The executive compensation program is intended to enable the Company and Brooklyn Federal Savings Bank to attract, develop and retain talented executive officers capable of maximizing the Company's performance for the benefit of shareholders. The Compensation Committee has adopted a compensation strategy that seeks to provide competitive, performance-based compensation that is aligned with the financial and stock performance of the Company. The compensation program has three key elements of total direct compensation: base salary, annual incentive compensation and long-term incentives. Another element of the compensation program is benefits.

        The Compensation Committee does not use strict numerical formulas to determine changes in compensation of the Chief Executive Officer and other executive officers, and it weighs a variety of different factors in its deliberations. However, in determining compensation, the Compensation Committee has emphasized and expects to continue to emphasize the profitability and scope of the Company's operations, the experience, expertise and management skills of the executive officers and their roles in the success of the Company, as well as compensation surveys prepared by professional organizations regarding compensation paid to executives performing similar duties for similarly-sized banking institutions located in urban areas of the northeastern United States. While the Compensation Committee considered each of the quantitative and non-quantitative factors described above, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer and other executive officers. Rather, all factors were considered.

        BASE SALARIES. Base salary and changes to base salary reflect a variety of factors, including the results of the independent review of the competitiveness of the total compensation program, the individual's performance and contribution to the long-term goals of Brooklyn Federal Savings Bank, recent operating results, performance targets and other relevant factors.

        ANNUAL INCENTIVES. The Compensation Committee determines total payments under the Company's annual incentive compensation program which are based on the achievement of annual performance objectives, including Brooklyn Federal Savings Bank's financial performance compared to budgeted projections, the prior year's financial performance and the financial performance of certain competitors. The Compensation Committee determines the Chief Executive Officer's annual incentive compensation and reviews and approves the Chief Executive Officer's recommendation of annual incentive compensation for other individual executive officers, based on Brooklyn Federal Savings Bank's financial performance and the performance of the individual executive. The Compensation Committee believes that this methodology provides a direct link between financial performance and actual compensation.

        The Company intends to make initial stock option and stock award program grants to directors and officers of Brooklyn Federal Savings Bank. Awards thereunder will consider performance, competitive market practices, and other relevant factors.

        CHIEF EXECUTIVE OFFICER. For the year ended September 30, 2006, the Chief Executive Officer earned a base salary of $318,000, a bonus of $60,000 and $37,300 in other compensation. The Chief Executive Officer's base salary increased by 2.9% from fiscal year 2005, and the increase was based on the Compensation Committee's consideration of the Company's financial performance, including the increase in net income and the increase in the commercial real estate, multi-family and construction loan portfolios.

        This report has been provided by the Compensation Committee:

                                            John A. Loconsolo
                                            John C. Gallin
                                            Daniel O. Reich
                                            Salvatore M. Salibello

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The independent directors of the Company, except for Mr. Caccese, served as members of the Compensation Committee. None of these directors had any transactions or relationships with the Company in 2006 requiring specific disclosures under SEC requirements.

CODE OF ETHICS

        The Company has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company and the Bank, including the principal executive officer, principal financial officer, principal accounting officer or controller, and all persons performing similar functions. The Code of Business Conduct and Ethics is posted on the Bank's website at WWW.BROOKLYNBANK.COM. Amendments to and waivers from the Code of Business Conduct and Ethics will also be disclosed on the Bank's website.

DIRECTORS' COMPENSATION

        DIRECTOR FEES. The Bank pays each non-employee director a monthly fee of $2,335, a board attendance fee of $525 and a committee attendance fee of $700 for each committee meeting attended. The Company pays a quarterly fee of $5,000 to each non-employee director. The Bank subsidiary, BFS REIT, Inc., pays non-employee and employee directors a monthly board attendance fee of $525. The Bank subsidiary, Thrift Investors Service Corp., pays each of two non-employee directors an annual meeting attendance fee of $150. The consolidated Company paid fees totaling $408,000 to directors for the fiscal year ended September 30, 2006.

STOCK PERFORMANCE GRAPH

        Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Common Stock between April 5, 2005 (the date the Company completed its initial public offering) and September 30, 2006, (b) the cumulative total return on stocks included in the SNL Thrift Index over such period, and (c) the cumulative total return on stocks included in the Russell 2000 Index over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.

        There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

    BROOKLYN FEDERAL BANCORP, INC.



                     [Stock Performance Graph Appears Here]



                                                                 PERIOD ENDING
                                       --------------------------------------------------------------
INDEX                                  04/06/05  06/30/05 09/30/05 12/31/05 03/31/06 06/30/0609/30/06
------------------------------------------------------------------------------------------------------
Brooklyn Federal Bancorp, Inc.           100.00    107.74   117.49   111.16   121.81   120.50  129.65

SNL Thrift Index                         100.00    104.63   101.99   108.76   112.56   117.22  118.71

Russell 2000                             100.00    104.11   108.99   110.23   125.59   119.28  119.81

EXECUTIVE OFFICER COMPENSATION

        SUMMARY COMPENSATION TABLE. The following table sets forth for the fiscal year ended September 30, 2006, certain information as to the total remuneration paid by the Bank to its Chief Executive Officer, as well as to the other executive officers of the Bank who received salary and bonus in excess of $100,000.



                                                               ANNUAL COMPENSATION
                                               --------------------------------------------------
                                                                           OTHER ANNUAL
                                                                           COMPENSATION    LTIP       ALL OTHER
  NAME AND PRINCIPAL POSITION          YEAR     SALARY ($)    BONUS ($)      ($)(1)      PAYOUTS   COMPENSATION(2)
-------------------------------        ----    ------------  -----------      ------      -------   ---------------
Angelo J. Di Lorenzo, President        2006    $   318,000   $   60,000         --           --       $  37,300
  and Chief Executive Officer          2005        309,000       60,000         --           --          30,195
                                       2004        278,000       60,000         --           --          25,350

Richard A. Kielty, Executive Vice      2006        163,000       26,000         --           --          35,200
  President and Chief Financial        2005        160,000       31,000         --           --          22,700
  Officer                              2004        143,000       25,000         --           --          17,825

Marc Leno, Senior Vice President and   2006        146,000       22,000         --           --          77,400
  Chief Lending Officer                2005        138,000       21,000         --           --          56,000
                                       2004        121,000       20,000         --           --          39,324

Marilyn Alberici, Senior Vice          2006        109,000       16,000         --           --          20,000
  President and Loan                   2005        107,000       17,000         --           --          10,000
  Servicing Officer                    2004         98,000       15,000         --           --           7,000

Ralph Walther, Vice President and
  Controller                           2006        112,000       10,000         --           --           1,300

------------------------------------

(1) Does not include the aggregate amount of perquisites or other benefits, which was less than 10% of the aggregate salary and annual bonus reported for him in the Summary Compensation Table.
(2) Includes employer contributions under the Brooklyn Federal ESOP, pension plan and reimbursement for unused sick leave. In addition, Mr. Leno has an incentive plan related to mortgage loan sales. Also includes BFS REIT, Inc. directors' fees for Messrs. Di Lorenzo and Kielty.

BENEFIT PLANS

        EMPLOYMENT AGREEMENTS. The Bank entered into similar employment agreements with each of Messrs. Di Lorenzo, Kielty, Leno and Ms. Alberici. The employment agreements with Messrs. Di Lorenzo and Kielty are dated as of April 1, 2005, and the employment agreements with Mr. Leno and Ms. Alberici are dated as of February 1, 2006. The Company is a signatory to each of the agreements for the sole purpose of guaranteeing payments thereunder. Each of these agreements with Messrs. Di Lorenzo and Kielty have an initial term of up to three years and each of the agreements with Mr. Leno and Ms. Alberici have an initial term of up to two years. On January 1 of each year the employment agreements renew for an additional year so that the remaining term will be three years (or two years for Mr. Leno and Ms. Alberici), unless notice of nonrenewal is provided to the executives prior to such anniversary date. The disinterested members of the Board are required to conduct an annual performance evaluation of each executive for purposes of determining whether to renew the employment agreement. Under the agreements, the initial base salaries for Messrs. Di Lorenzo, Kielty, Leno and Ms. Alberici are $300,000, $153,700, $142,000 and $110,100 respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees. The executive's employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits under the employment agreement for any period after termination.

        Certain events resulting in the executive's termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive's employment is terminated for reasons other than for cause, disability or retirement, or if executive is involuntarily terminated in connection with or following a change in control, or in the event the executive resigns during the term of the agreement following (i) failure to elect or reelect or to appoint or reappoint the executive to his or her executive position, (ii) a material change in the nature or scope of the executive's authority, (iii) the liquidation or dissolution of the Bank or the Company that would affect the status of the executive, (iv) a reduction in the executive's annual compensation, or a relocation of the executive's principal place of employment by more than 25 miles, or (v) a material breach of the employment agreement by the Bank, then the executive would be entitled to a severance payment under the agreement equal to three times (two times for Mr. Leno and Ms. Alberici) the sum of the executive's base salary and the highest rate of bonus awarded to the executive during the prior three years, payable, in a lump sum. In addition, the executive would be entitled, at no expense to the executive, to the continuation of substantially comparable life, medical, dental and disability coverage for 36 months (24 months for Mr. Leno and Ms. Alberici) following the date of termination. The executive would also receive a lump sum cash payment equal to the present value (discounted at 6%) of contributions that would have been made on his or her behalf under each of the Bank's 401(k) plan, money purchase pension plan, and employee stock ownership plan or other defined contribution plans as if the executive had continued working for the 36-month period (24 months for Mr. Leno and Ms. Alberici) following his or her termination of employment. In the event that their employment has terminated for a reason entitling them to severance payments, Messrs. Di Lorenzo, Kielty and Leno and Ms. Alberici would receive an aggregate severance payment of approximately $1.2 million, $618,000, $437,000 and $301,000, respectively, pursuant to their employment agreements based upon current levels of compensation. In the event payments to the executive would result in an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code, payments under the employment agreements with the Bank would be reduced in order to avoid this result.

        Under each employment agreement, if an executive becomes disabled or incapacitated to the extent the executive is unable to perform his or her duties for a period of 6 consecutive months, the Bank shall continue to pay the executive's salary for the longer of one year, or the remaining term of the agreement, reduced by payments to the executive under any applicable disability program. In the event of executive's death, his or her estate or beneficiaries will be paid executive's base salary for one year from executive's death, and will receive continued medical, dental, family and other benefits for one year. Upon retirement at age 65 or such later date determined by the Board, executive will receive only those benefits to which he is entitled under any retirement plan of the Bank to which he or she is a party.

        Upon termination of the executive's employment other than in connection with a change in control, the executive agrees not to compete with the Bank for a period of one year following termination of employment within 25 miles of any existing branch of the Bank or any subsidiary of the Company, or within 25 miles of any office for which the Bank, or a subsidiary has filed an application for regulatory approval to establish an office.

        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. In April 1999, the Bank established a non-qualified supplemental executive retirement plan for Mr. Di Lorenzo, its president and chief executive, and for Mr. Kielty, its chief financial officer. The 1999 plans were amended and restated in 2005 in order to conform the plans with changes in the tax laws and for certain other purposes. Prior to their revision in 2005, the 1999 plans provided for an annual retirement benefit of $50,000 and $30,000, respectively, to Messrs. Di Lorenzo and Kielty, payable in equal monthly installments over a period of 15 years. The 2005 supplemental executive retirement plan provides Mr. Di Lorenzo and Mr. Kielty with a supplemental retirement benefit following the executive's retirement on or after age 65 equal to (a) 60% times the highest of the executive's average annual compensation in any consecutive 36 month period during the 10 years prior to retirement, reduced by (b) the sum of (i) the amortized value of executive's benefits under the Bank's Money Purchase Pension Plan payable as a single life annuity with 240 payments guaranteed; (ii) the amortized value of executive's benefit commencing at normal retirement, attributable to Bank contributions to the Bank's 401(k) Plan payable as a single life annuity with 240 payments guaranteed; and (iii) the amortized value of executive's annual Social Security retirement benefit commencing at normal retirement. Benefits under the supplemental executive retirement plan commence on the first day of the month following retirement from the Bank or the first day of the seventh month following termination of employment if required under the tax laws, and shall be payable for the longer of the executive's life or 240 months. The plans provide for a reduced benefit in the event the executive becomes disabled or is terminated in connection with a change in control prior to the executive's 65th birthday. If the executive terminates employment prior to normal retirement for a reason other than death, disability, or a change in control, executive will be entitled to the accrued benefit under the supplemental executive retirement plan as reflected on the financial statements of the Bank, amortized and paid in installments over a 20 year period.

        The Bank has purchased single premium life insurance policies on the lives of the two executives in a face amount of $5.0 million in order to informally fund the benefit promised under the supplemental retirement plan and to provide cost recovery upon each executive's death. The Bank is the owner and beneficiary of the life insurance policies.

        The supplemental executive retirement plans are considered unfunded plans for tax and ERISA purposes. All obligations owing under the plans are payable from the general assets of the Bank, and are subject to the claims of the Bank's creditors. During the year ended September 30, 2006, the expense of the supplemental executive retirement plans to the Bank was approximately $523,200.

STOCK BENEFIT PLANS

        EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. We implemented an employee stock ownership plan in connection with the reorganization and stock offering. Employees who are at least 21 years old with at least two years of service during which the employee has completed at least 1,000 hours of service with the Bank are eligible to participate. As part of the reorganization and stock offering, the employee stock ownership plan trust borrowed funds from the Company and used those funds to purchase a number of shares equal to 8% of the common stock sold in the offering (317,400 shares). Collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from the Bank's discretionary contributions to the employee stock ownership plan over a period of up to 20 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

        Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Participants will be 100% vested in benefits under the plan upon completion of two years of credited service, with credit given to participants for years of credited service with the Bank's mutual predecessor. A participant's interest in his account under the plan will also fully vest in the event of termination of service due to a participant's early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable in the form of common stock and/or cash. The Bank's contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released or committed to be released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate and participants will become fully vested in their account balances.

        STOCK-BASED INCENTIVE PLAN. The Company has adopted the Brooklyn Federal Bancorp, Inc. 2006 Stock-Based Incentive Plan (the "Incentive Plan"), to provide officers, employees and directors of the Company and Brooklyn Federal Savings Bank with additional incentives to promote the growth and performance of the Company. Stockholders approved the Incentive Plan on April 11, 2006.

        The Incentive Plan authorizes the issuance of up to 907,235 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards. No more than 259,210 shares may be issued as restricted stock awards, and no more than 648,025 shares may be issued pursuant to the exercise of stock options; provided however, that subject to Office of Thrift Supervision approval, and without increasing the number of shares available for award under the Incentive Plan (907,235), the maximum number of shares of the Company's common stock that may be awarded as restricted stock awards may be increased by up to 100,000 shares in the event shares that underlie or are subject to awards for stock options become available for future awards as a result of forfeiture, cancellation or any other reason pursuant to Section 5(c) of the Incentive Plan

        Employees and outside directors of the Company or its subsidiaries are eligible to receive awards under the Incentive Plan.

        Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights or restricted stock awards as follows.

        (i) STOCK OPTIONS. A stock option gives the recipient or "optionee" the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is granted. Fair market value for purposes of the Incentive Plan means the final sales price of Company's common stock as reported on the NASDAQ Stock Market on the date the option is granted, or if the Company's common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company's common stock was traded, and without regard to after-hours trading activity. However, if the Company's common stock is not reported on the NASDAQ Stock Market (or over-the-counter market), fair market value will mean the average sale price of all shares of Company common stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Company common stock sold during the 90-day period immediately preceding the date on which such stock option was granted. The Committee will determine the fair market value if it cannot be determined in the manner described above.

        Stock options are either "incentive" stock options or "non-qualified" stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) either in cash or with stock of the Company which was owned by the participant for at least six months prior to delivery, or (ii) by reduction in the number of shares deliverable pursuant to the stock option, or (iii) subject to a "cashless exercise" through a third party. Cash may be paid in lieu of any fractional shares under the Incentive Plan and generally no fewer than 100 shares may be purchased on exercise of an award unless the total number of shares available for purchase or exercise pursuant to an award is less than 100 shares. Stock options are subject to vesting conditions and restrictions as determined by the Committee.

        (ii) STOCK APPRECIATION RIGHTS. Stock appreciation rights give the recipient the right to receive a payment in Company common stock of an amount equal to the excess of the fair market value of a specified number of shares of Company common stock on the date of the exercise of the stock appreciation rights over the fair market value of the common stock on the date of grant of the stock appreciation right, as set forth in the recipient's award agreement. Stock appreciation rights will not be granted unless (i) the stock appreciation right is settled solely in Company common stock; and (ii) there is no further ability to defer the income received on the exercise of the stock appreciation right.

        (iii) STOCK AWARDS. Stock awards under the Incentive Plan will be granted only in whole shares of common stock. Stock awards will be subject to conditions established by the Committee which are set forth in the award agreement. Any stock award granted under the Incentive Plan will be subject to vesting as determined by the Committee. Awards will be evidenced by agreements approved by the Committee, which set forth the terms and conditions of each award.

        Generally, all awards, except non-statutory stock options, granted under the Incentive Plan will be nontransferable except by will or in accordance with the laws of intestate succession. Stock awards may be transferable pursuant to a qualified domestic relations order. At the Committee's sole discretion, non-statutory stock options may be transferred for valid estate planning purposes that are permitted by the Code and the Exchange Act. During the life of the participant, awards can only be exercised by him or her. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Incentive Plan upon the participant's death. Upon the occurrence of an event constituting a change in control of the Company as defined in the Incentive Plan, all stock options will become fully vested, and all stock awards then outstanding will vest free of restrictions.

        No stock options were granted, outstanding or exercised during the fiscal year ended September 30, 2006.

        MONEY PURCHASE PENSION PLAN. On November 1, 1984, the Bank established the tax-qualified Brooklyn Federal Savings Bank Money Purchase Pension Plan for the benefit of its employees who are at least 21 years of age, and who have two years of employment with the Bank in which the employee has completed at least 1,000 hours of service. Participants are 100% vested in their accounts upon entering the plan. The Bank will make contributions each year under the plan in an amount equal to 5.4% of each participant's total taxable compensation, up to a maximum limit of $220,000 in 2006 (as indexed), plus 5.4% of such compensation in excess of 80% of the Social Security Taxable Wage Base plus $1.00. Amounts contributed to the plan are not taxable to participants until such amounts are withdrawn from the plan. Participants will be entitled to receive a benefit under the plan if they have an account balance in the plan upon termination of employment due to normal or early retirement, death, disability or other separation from service. Participants who are married when benefits begin will generally receive payments in the form of a joint and 50% survivor's annuity, and unmarried participants will generally receive benefits in the form of a life annuity, unless an alternative form of payment is elected by the participant. In the event a participant dies while employed by the Bank, 100% of the participant's account balance will be used to provide such participant's beneficiary with a death benefit. For a married participant, the participant's spouse will be the beneficiary of at least 50% of the death benefit, unless the participant's spouse consents in writing to an alternative beneficiary designation. Benefits upon a participant's death are generally paid in the form of an annuity, unless an alternative distribution form is timely selected by the participant.

        SPLIT DOLLAR DEATH BENEFITS. In November 1994, the Bank adopted collateral assignment Split Dollar Plan Agreements with Messrs. Di Lorenzo, Kielty, and Ms. Alberici. Under these Split Dollar Plan Agreements, the bank officer owns the life insurance policy on his or her life and the Bank pays the premiums with an assignment by the bank officer to the Bank of the policy proceeds payable at death sufficient to repay all of the premium payments that the Bank has made on behalf of the bank officer. At September 30, 2006, the aggregate net premiums paid by the Bank for the policies of Messrs. Di Lorenzo, Kielty and Ms. Alberici were $761,000, $379,000 and $100,000, respectively. Upon the death of the bank officer, the Bank will recover from the death benefit under the policy an amount sufficient to cover its net premium outlay. Any residual death benefits amounts shall be paid to the beneficiary(ies) designated by the bank officer. If the policy is cancelled for any reason during the lifetime of a bank officer, only the portion of the cash surrender value equal to the Bank's net premium outlay shall be repaid to the Bank, and any excess shall be paid to the bank officer.

        The Sarbanes-Oxley Act of 2002 generally prohibits a direct or indirect extension of credit from a publicly traded company or its subsidiary to any of its directors or executive officers, but it contains a specific exemption from such prohibition for loans made by a financial institution to its executive officers and directors that are in compliance with federal banking regulations. The Sarbanes-Oxley Act provides that an extension of credit maintained on the date of enactment of the Sarbanes-Oxley Act will be "grandfathered" and will not be subject to Section 402, so long as there is no material modification to any term of any such extension of credit. The ongoing payment of premiums by the Bank, which are repaid to the Bank from the proceeds of the policy on the death of the executive as set forth in the policy, may be considered a loan for purposes of the Sarbanes-Oxley Act. However, the Split Dollar Plan Agreements do not permit the Bank to unilaterally discontinue the payment of premiums on the policies. On the basis of these facts, the Company believes that to the extent that the split dollar arrangements may be considered loans, the arrangements are grandfathered under the Sarbanes-Oxley Act and are not prohibited.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

        All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its common stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of the independent directors of the Company not having any interest in the transaction.

        Section 402 of the Sarbanes-Oxley Act generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit, in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Brooklyn Federal Savings Bank's directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

--------------------------------------------------------------------------------
    PROPOSAL 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM
--------------------------------------------------------------------------------

        The Audit Committee of the Board of Directors of the Company has approved the engagement of Beard Miller Company LLP to be the Company's independent registered public accounting firm for the 2007 fiscal year, subject to the ratification of the engagement by the Company's stockholders. Stockholder ratification of the selection of Beard Miller Company LLP is required by the Company's Bylaws. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Beard Miller Company LLP for the Company's fiscal year ending September 30, 2007. A representative of Beard Miller Company LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement, if deemed appropriate. Effective January 1, 2006, the Company engaged Beard Miller Company LLP as its new independent registered public accounting firm, replacing KPMG LLP.

        AUDIT FEES. The aggregate fees billed to the Company by Beard Miller Company LLP and KPMG for professional services rendered by Beard Miller Company LLP and KPMG for the audit of the Company's annual financial statements, review of the financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided by Beard Miller Company LLP and KPMG in connection with statutory and regulatory filings and engagements were $72,500 and $410,000(1) during the fiscal years ended September 30, 2006 and 2005, respectively.

        AUDIT RELATED FEES. There were no fees billed to the Company by Beard Miller LLP or KPMG in fiscal 2006 or fiscal 2005 for assurance and related services reasonably related to the performance of the audit of and review of the financial statements that are not already reported in "Audit Fees" above.

        TAX FEES. The aggregate fees billed to the Company by KPMG for tax compliance, tax advice and tax planning was $95,100 and $49,050 during the fiscal years ended September 30, 2006 and 2005, respectively. These services included federal and state tax compliance services.

        ALL OTHER FEES. No other fees were billed to the Company by Beard Miller Company LLP or KPMG during the fiscal years ended September 30, 2006 and 2005. The full Audit Committee pre-approves all audit and non-audit services to be performed by the independent registered public accounting firm and the related fees.

        The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accounting firm. The Audit Committee concluded that performing such services in fiscal 2006 did not affect the independent registered public accounting firm's independence in performing its function as auditors of the Company's financial statements.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the Company's independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to a particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

-----------------------------
1. Includes fees of $190,000 for services in connection with the Company's registration and prospectus prepared and filed with the SEC in fiscal 2005 in connection with the Bank's reorganization into the mutual holding company structure and the Company's related stock offering.

        In order to ratify the selection of Beard Miller Company LLP as the independent registered public accounting firm for the 2007 fiscal year, the proposal must receive at least a majority of the votes cast in person or by proxy without regard to broker non-votes or proxies marked abstain, in favor of such ratification. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF BEARD MILLER COMPANY LLP, AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2007 FISCAL YEAR.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

        In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 81 Court Street, Brooklyn, New York 11201, no later than September 15, 2007. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

        The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

--------------------------------------------------------------------------------
        ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING
--------------------------------------------------------------------------------

        The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than five days prior to the date of the annual meeting. No other proposal shall be acted upon at the annual meeting. A stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter.

        The date on which the next Annual Meeting of Stockholders is expected to be held is February 19, 2008. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2007 Annual Meeting of Stockholders must be made in writing and delivered to the Secretary of the Company no later than February 14, 2008.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

        The Company's 2006 Annual Report to Stockholders has been mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2006, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO CORPORATE SECRETARY, BROOKLYN FEDERAL BANCORP, INC., 81 COURT STREET, BROOKLYN, NEW YORK 11201, OR CALL (718) 855-8500.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             /s/Sandra E. Weiss
                                             Corporate Secretary
Brooklyn, New York
January 12, 2007

                                 REVOCABLE PROXY

                         BROOKLYN FEDERAL BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 20, 2007

        The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at Brooklyn Federal Savings Bank's main office, located at 81 Court Street, Brooklyn, New York on February 20, 2007, at 4:00 p.m., New York time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                                VOTE
                                                                FOR           WITHHELD
                                                                ---           --------
                                                            (EXCEPT AS
                                                           MARKED TO THE
                                                          CONTRARY BELOW)
1.  The election as directors of all nominees listed
    below, each to serve for a three-year term                  [  ]            [  ]

                  John A. Loconsolo
                  Salvatore M. Salibello

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.


                  -----------------

                  -----------------

                                                                FOR            AGAINST          ABSTAIN
                                                                ---            -------          -------
2.  The  ratification  of Beard  Miller  Company  LLP as the
    Company's independent  registered public accounting firm    [  ]            [  ]              [  ]
    for the fiscal year ending September 30, 2007.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2.



THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated January 12, 2007, and annual report to stockholders which includes audited financial statements.


Dated:                                       [ ]  Check Box if You Plan
       -------------------------                  to Attend Annual Meeting


-------------------------                   -------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER



-------------------------                   -------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.



--------------------------------------------------------------------------------
           PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY
                    IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------